UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2009

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211	98-0511645
(Commission File Number)	(IRS Employer Identification No.)

4 Nafcha Street
Jerusalem, Israel
 (Address of Principal Executive Offices, Zip Code)

011) (972) (2) 5001128
(Registrant's Telephone Number, Including Area Code)

Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Reference is hereby made to Item 2.01 of the Current Report on Form 8-K filed by the Suspect Detection Systems, Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission on January 21, 2009.

On January 20, 2009, the Registrant completed the transactions contemplated by the investment agreement (the “Investment Agreement”) dated as of December 18, 2008 between Registrant and Suspect Detection Systems Ltd., an Israeli corporation (“SDS”). The Investment Agreement provides for good faith negotiations of a second agreement (the “Second Agreement”), following the closing of the Investment Agreement, pursuant to which: (i) the Registrant will grant options to the shareholders of SDS to exchange their SDS ordinary shares into shares of the Registrant’s common stock; (ii) the Registrant will grant options to the holders of options to purchase SDS ordinary shares to exchange such options into options to purchase shares of Registrant’s common stock; (iii) SDS will grant additional options, to Mr. Shabtai Shoval and certain SDS employees or consultants, to purchase new SDS ordinary shares; and (iv) the Registrant will grant rights to Mr. Shabtai Shoval and said SDS employees or consultants to exchange all or any part of the additional SDS options into options to purchase shares of Registrant’s common stock.

In accordance with the terms of the Investment Agreement, the Registrant entered into an Exchange Agreement, dated July 9, 2009, with NG-The Northern Group LP ("NG"), pursuant to which NG exchanged all the SDS ordinary shares for 3,199,891 shares of the Registrant’s common stock, and the issuance of warrants to purchase additional shares of common stock of the Registrant, on the terms and provisions provided for in the Exchange Agreement.

On July 9, 2009, the Registrant also entered into a warrant agreement (the “Warrant Agreement”) with NG, pursuant to which the Registrant issued Two Million Two Hundred Fifty Thousand (2,250,000) stock purchase warrants (the “Warrants”) to NG. Each Warrant grants NG the right to purchase one (1) share of the Registrant’s common stock, commencing on July 9, 2009 and terminating on July 8, 2011, at an exercise price of $0.15 per Warrant Share.

As a condition to the exchange for all the SDS ordinary shares 3,199,891 shares of the Registrant’s common stock, NG agreed not to sell any shares of our common stock prior to the one (1) year anniversary of the Lock Up Agreement.

The foregoing descriptions of the Warrant Agreement, the Exchange Agreement and Lock-Up Agreement are qualified in their entirety by reference to such documents, a copy of each of which is attached as Exhibits 4.2, 10.11 and 10.12, respectively, and incorporated herein by reference.

Item 3.02       Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.	Not applicable
(b) Pro forma financial information.	Not applicable
(c) Exhibits

Exhibit 4.2	Warrant Agreement dated as of July 9, 2009, by and between Suspect Detection Systems Inc. and NG-The Northern Group LP

Exhibit 10.11	Exchange Agreement date July 9, 2009 by and between Suspect Detection Systems Inc. and NG-The Northern Group LP.

Exhibit 10.12	Lock Up Agreement dated July 9, 2009 by and between Suspect Detection Systems Inc. and NG-The Northern Group LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Asher Zwebner
Name:	Asher Zwebner
Title:	Chief Executive Officer, Chief Financial Officer and Director

Date:  July 9, 2009